Exhibit 99.1

             IEXALT, INC. ANNOUNCES CORPORATE RESTRUCTURING PROGRAM
               THAT WILL RESULT IN ANNUAL SAVINGS OF $2.5 MILLION

             REDUCES CORPORATE OVERHEAD AND DIVESTS TWO SUBSIDIARIES

HOUSTON (October 3, 2000)--iExalt, Inc. (OTC BB: IXLT), a Christian product and services company with significant Internet-related activities, announced today a corporate restructuring that will result in annual savings of more than $2.5 million. The majority of the savings are from the termination of a management agreement executed pursuant to an acquisition, corporate overhead reductions and the divestiture of two operating subsidiaries.

"Since iExalt began operating as a public company in September 1999, our annualized revenue run rate has almost doubled each quarter," said Donald W. Sapaugh, iExalt's chairman and chief executive officer. "Now is the appropriate time to implement our restructuring program in order to better manage the business, focus on our core market and reduce costs. Importantly, the implementation will not affect our annual revenue, but will reduce expenses by more than $2.5 million annually."

The first part of the plan involved the termination of a management agreement that was executed pursuant to an acquisition. The potential acquisition had consumed more than $400,000 in investment without significant revenues. Additional savings come from reductions in corporate overhead, such as research and development for products unrelated to the core business of iExalt.

The plan also included the divestiture of two operating subsidiaries, nXp Technologies and iExaltFamily.com. nXp Technologies develops filtering software, firewall applications and business-to-business, server-based software that allows organizations to manage employees' access to specific Internet sites. The assets of this division have been sold, although iExalt retains the source code and intellectual property that relates to the Christian community. iExaltFamily.com is a service company that sells benefit plans and offers its members quality products and services at discounted prices. These divestitures will save in excess of $150,000 per month in net costs and will allow the company to redirect its capital investments to business units that more directly contribute to the mission of iExalt.

"In the two weeks since I assumed leadership of this company, we have significantly reduced costs by implementing this restructuring program, and we completed the first tranche of a capital formation program," Sapaugh added. "The completion of these strategic initiatives will allow us to focus on the core business of providing a range of product, services and Internet solutions to the Christian community. However, this is just the beginning as we continue to implement our plan of streamlining the organization and positioning the company for new growth, both in revenues and earnings."

                                     (more)

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Headquartered in Houston, iExalt, Inc. was formed to provide products and services for families, businesses and the Christian community. iExalt's family of companies includes ISP filtering and monitoring software at WWW.IEXALT.NET; CHRISTIAN HAPPENINGS, a Christian events magazine; CHRISTIAN TIMES newspapers; ChristianSpeakers.com, the nation's leading Christian speakers bureau; iExalt Electronic Publishing, a digital content library; LIFE PERSPECTIVES, a nationally recognized daily radio program; and PremierCare, healthcare management services for senior adults. For more information about the company, visit WWW.IEXALT.COM.

THE STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," OR "ANTICIPATES," OR BY DISCUSSIONS OF STRATEGY THAT INVOLVES RISK AND UNCERTAINTY. MANAGEMENT CAUTIONS THE READER THAT THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE DISCUSSIONS OF THE COMPANY'S GROWTH, OPERATING STRATEGIES AND EXPECTATIONS CONCERNING MARKET POSITION, FUTURE OPERATIONS, MARGINS, REVENUE, PROFITABILITY, HISTORICAL FACTS, ARE ONLY PREDICTIONS. THERE CAN BE NO ASSURANCE THAT ANY OF THESE EXPECTATIONS WILL BE REALIZED OR THAT ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL PROVE TO BE ACCURATE.

INVESTOR CONTACT:                  MEDIA CONTACT:
      SHARON KIMMEL                    DON KING
      IEXALT, INC.                     BATES CHURCHILL INVESTOR RELATIONS
      281-600-4000                     713-267-7280
      SKIMMEL@IEXALT.NET

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